Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST

REPORTS SECOND QUARTER 2014 RESULTS

•	Occupancy of 93.0%, Up 60 Basis Points from 1Q14, 180 Basis Points from 2Q13

•	Same Store NOI Grew 2.4%

•	Leased 894,000 Square Feet of Developments in 2Q and 3Q To-Date

•	Leased 79% of its 509,000 Square-Foot Chicago Distribution Center as of 2Q

•	Commenced Construction of Two Buildings Totaling 239,000 Square Feet in Minneapolis for $19.3 Million, Including a 97,000 Square-Foot Build-to-Suit

•	Acquired Two Buildings Comprised of 279,000 Square Feet for $13.2 Million

CHICAGO, July 23, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the second quarter of 2014. Diluted net income available to common stockholders per share (EPS) was $0.04, compared to $0.05 a year ago.

First Industrial’s FFO was $0.28 per share/unit on a diluted basis, compared to $0.20 per share/unit a year ago.

“Industrial fundamentals remain robust as demand for industrial space continues to well outpace the levels of new supply,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our strong results reflect the many contributions of our team across the country in leasing our existing portfolio and executing on investments.”

Portfolio Performance – Second Quarter 2014

•	In-service occupancy was 93.0% at the end of the second quarter, compared to 92.4% at the end of the first quarter of 2014, and 91.2% at the end of the second quarter of 2013.

•	Tenants were retained in 69.5% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 2.4%. Including lease termination fees, same store NOI grew 2.7%. Both measures exclude the impact of the $0.8 million portion of a one-time restoration fee recognized during the second quarter.

•	Rental rates increased 0.9% on a cash basis and increased 8.1% on a GAAP basis; leasing costs were $2.69 per square foot.

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Investment and Disposition Activities

In the second quarter of 2014, the Company:

•	Acquired a leasehold interest in a 100% leased 225,000 square-foot distribution center in the Inland Empire in Southern California for $10.0 million and a 100% leased 53,000 square-foot facility in Chicago for $3.2 million.

•	Commenced development of the two-building 239,000 square-foot Interstate North Business Park in Minneapolis on a land site acquired during the quarter; estimated investment of $19.3 million; includes a 97,000 square-foot build-to-suit for Goodwill-Easter Seals of Minnesota.

•	Acquired a 10-acre development site in the Dallas market and a 5-acre parcel in the Inland Empire for a total of $1.7 million.

•	Sold two facilities comprised of 18,000 square feet for a total of $1.3 million.

In the third quarter to date, the Company:

•	Sold seven buildings totaling 461,000 square feet for $33.2 million, comprised of a portfolio of six buildings totaling 370,000 square feet and one land parcel in Baltimore for $28.5 million and a 91,000 square-foot facility in Houston for $4.7 million.

Development/Acquisition Leasing

As previously announced, the Company:

•	Leased its 708,000 square-foot First Logistics Center @ I-83 in York, PA to a leading multinational corporation; start date of September 15, 2014.

•	Leased its 43,500 square-foot First Figueroa Logistics Center in the South Bay submarket of Los Angeles; start date of June 1, 2014.

•	Signed two leases for its 509,000 square-foot distribution center in the Chicago market that resulted in occupancy for the building of approximately 79% as of June 30, 2014; leases were comprised of a long-term lease with a third party logistics provider for 100,000 square feet initially that will ramp up to a total of 323,795 square feet in the second quarter of 2015 and an eight-month lease for 300,735 square feet.

In the third quarter to date, the Company signed a long-term 142,000 square-foot lease for the 222,000 square-foot facility at its two-building, 598,000 square-foot First Pinnacle Industrial Center development in process in Dallas.

“Our platform enables us to add value through our active investment approach and leasing capabilities,” said Johannson Yap, chief investment officer. “We continue to replenish our development pipeline through targeted acquisitions of land sites that we can bring into production expediently to meet demand.”

Capital Market Activities and Financial Position

In the second quarter, the Company:

•	Retired $82 million of its 6.42% senior notes due June 2014.

•	Paid off two secured loans totaling $40 million at a weighted average interest rate of 5.8%.

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Outlook for 2014

Mr. Duncan stated, “With the benefit of the current favorable industrial fundamentals, we are working to drive cash flow growth for our shareholders through lease-up of our existing portfolio and through new investments. On the strength of our recent leasing, we are increasing the midpoint of our 2014 FFO guidance.”

	Low End of	High End of
	Guidance for 2014	Guidance for 2014
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.15	0.25
Add: Real Estate Depreciation/Amortization	1.00	1.00
Less: Non-NAREIT Compliant Gain Through 2Q14	(0.04)	(0.04)

FFO (NAREIT Definition)*	$1.11	$1.21

FFO Before One-Time Restoration Fee, Loss from Retirement of Debt, Loss from Redemption of Preferred Stock and Acquisition Costs*	$1.11	$1.21

*	NAREIT FFO guidance reflects the one-time restoration fee, offset by loss from retirement of debt related to mortgage payoffs, loss from redemption of preferred stock and acquisition costs. The net impact of these items is less than one-half cent per share. As a result, the guidance range for these two metrics is the same.

The following assumptions were used:

•	2014 FFO guidance was increased from the Company’s previous guidance in its 1Q14 results press release primarily due to leasing at the 2Q13 Chicago acquisition as well as its First Logistics Center @ I-83 and First Figueroa Logistics Center developments.

•	Average quarter-end in-service occupancy of 92.5% to 93.5%, an increase of 0.5% at both ends of the range primarily due to the leasing of the Chicago asset.

•	Guidance includes a one-time restoration fee of approximately $0.02 per share.

•	Guidance reflects the lease-up of the Company’s First Bandini Logistics Center development in the fourth quarter.

•	Same-store NOI on a cash basis of positive 3% to 5% for the full year, excluding the aforementioned one-time restoration fee.

•	JV FFO of approximately $0.4 million.

•	General and administrative expense of approximately $23 million to $24 million.

•	Guidance reflects the payoff of approximately $25 million of secured debt in the third quarter at an interest rate of 6.7%.

•	Guidance includes the incremental costs related to the Company’s developments in process and its completed developments. In total, the Company expects to capitalize $0.01 per share of interest in 2014 related to its development projects.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.2 million square feet of industrial space as of June 30, 2014. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

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A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Thursday, July 24, 2014 at 11:30 a.m. EDT (10:30 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Contact:	Art Harmon

          Senior Director, Investor Relations and Corporate Communications

          312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Statement of Operations and Other Data:
Total Revenues	$86,260	$81,826	$172,305	$162,257

Property Expenses	(27,836)	(26,609)	(59,143)	(53,199)
General & Administrative	(7,108)	(5,401)	(12,664)	(11,864)
Depreciation of Corporate FF&E	(129)	(164)	(251)	(372)
Depreciation and Other Amortization of Real Estate	(28,379)	(27,987)	(56,961)	(54,003)

Total Expenses	(63,452)	(60,161)	(129,019)	(119,438)

Interest Income	671	600	1,373	1,163
Interest Expense	(18,924)	(18,431)	(37,970)	(37,394)
Amortization of Deferred Financing Costs	(803)	(833)	(1,607)	(1,687)
Mark-to-Market Gain on Interest Rate Protection Agreements	—	56	—	52
Loss from Retirement of Debt	(623)	(4,436)	(623)	(5,586)

Income (Loss) from Continuing Operations Before Equity in Income of Joint Ventures and Income Tax (Provision) Benefit	3,129	(1,379)	4,459	(633)

Equity in Income of Joint Ventures (a)	556	27	3,522	47
Income Tax (Provision) Benefit	(79)	(3)	(89)	59

Income (Loss) from Continuing Operations	3,606	(1,355)	7,892	(527)

Discontinued Operations:
Income (Loss) Attributable to Discontinued Operations	278	(764)	324	97
Gain on Sale of Real Estate	320	13,481	1,055	10,407

Income from Discontinued Operations	598	12,717	1,379	10,504

Income Before Gain on Sale of Real Estate	4,204	11,362	9,271	9,977

Gain on Sale of Real Estate	—	—	—	262

Net Income	4,204	11,362	9,271	10,239
Net Income Attributable to the Noncontrolling Interest	(165)	(245)	(269)	(25)

Net Income Attributable to First Industrial Realty Trust, Inc.	4,039	11,117	9,002	10,214

Preferred Dividends	—	(2,277)	(1,019)	(6,114)
Redemption of Preferred Stock	—	(3,546)	(1,462)	(3,546)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$4,039	$5,294	$6,521	$554

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$4,039	$5,294	$6,521	$554

Depreciation and Other Amortization of Real Estate	28,379	27,987	56,961	54,003
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	63	1,168	146	2,569
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,605	—	1,605
Noncontrolling Interest	165	245	269	25
Equity in Depreciation and Other Amortization of Joint Ventures (a)	29	55	66	110
Non-NAREIT Compliant Gain (b)	(320)	(13,481)	(1,055)	(10,407)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(367)	—	(3,346)	—

Funds From Operations (NAREIT) (“FFO”) (b)	$31,988	$22,873	$59,562	$48,459

Loss from Retirement of Debt	623	4,436	623	5,586
Restricted Stock/Unit Amortization	3,322	841	4,897	2,667
Amortization of Debt Discounts / (Premiums) and Hedge Costs	742	974	1,776	1,930
Amortization of Deferred Financing Costs	803	833	1,607	1,687
Depreciation of Corporate FF&E	129	164	251	372
Redemption of Preferred Stock	—	3,546	1,462	3,546
Mark-to-Market Gain on Interest Rate Protection Agreements	—	(56)	—	(52)
NAREIT Compliant Economic Gain (b)	—	—	—	(262)
One-Time Restoration Fee (d)	(833)	—	(1,222)	—
Non-Incremental Capital Expenditures (d)	(12,495)	(11,965)	(19,864)	(23,562)
Capitalized Interest and Overhead	(421)	(1,104)	(869)	(2,111)
Straight-Line Rent and Amortization of Above (Below) Market Leases and Lease Inducements	(728)	(925)	(602)	(2,134)

Adjusted Funds From Operations (“AFFO”) (b)	$23,130	$19,617	$47,621	$36,126

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$4,039	$5,294	$6,521	$554

Interest Expense	18,924	18,431	37,970	37,394
Depreciation and Other Amortization of Real Estate	28,379	27,987	56,961	54,003
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	63	1,168	146	2,569
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,605	—	1,605
Preferred Dividends	—	2,277	1,019	6,114
Redemption of Preferred Stock	—	3,546	1,462	3,546
Income Tax Provision (Benefit)	79	3	89	(59)
Noncontrolling Interest	165	245	269	25
Loss from Retirement of Debt	623	4,436	623	5,586
Amortization of Deferred Financing Costs	803	833	1,607	1,687
Depreciation of Corporate FF&E	129	164	251	372
Equity in Depreciation and Other Amortization of Joint Ventures (a)	29	55	66	110
NAREIT Compliant Economic Gain (b)	—	—	—	(262)
Non-NAREIT Compliant Gain (b)	(320)	(13,481)	(1,055)	(10,407)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(367)	—	(3,346)	—

EBITDA (b)	$52,546	$52,563	$102,583	$102,837

General and Administrative	7,032	5,401	12,553	11,864
Acquisition Costs	76	—	111	—
Mark-to-Market Gain on Interest Rate Protection Agreements	—	(56)	—	(52)
FFO from Joint Ventures (b)	(242)	(145)	(358)	(278)

Net Operating Income (“NOI”) (b)	$59,412	$57,763	$114,889	$114,371

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$—	$—	$—	$262
Gain on Sale of Real Estate from Discontinued Operations	320	13,481	1,055	10,407
Non-NAREIT Compliant Gain (b)	(320)	(13,481)	(1,055)	(10,407)

NAREIT Compliant Economic Gain (b)	$—	$—	$—	$262

Weighted Avg. Number of Shares/Units Outstanding - Basic (c)	114,278	112,808	114,262	109,163
Weighted Avg. Number of Shares Outstanding - Basic (c)	109,815	108,117	109,746	104,466
Weighted Avg. Number of Shares/Units Outstanding - Diluted (c)	114,867	112,808	114,826	109,163
Weighted Avg. Number of Shares Outstanding - Diluted (c)	110,404	108,117	110,310	104,466

Per Share/Unit Data:
FFO (NAREIT)	$31,988	$22,873	$59,562	$48,459
Less: Allocation to Participating Securities	(117)	(99)	(188)	(197)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$31,871	$22,774	$59,374	$48,262
Basic/Diluted Per Share/Unit (c)	$0.28	$0.20	$0.52	$0.44

Income (Loss) from Continuing Operations, including Gain on Sale of Real Estate	$3,606	$(1,355)	$7,892	$(265)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	(142)	281	(215)	425
Less: Preferred Dividends	—	(2,277)	(1,019)	(6,114)
Less: Redemption of Preferred Stock	—	(3,546)	(1,462)	(3,546)
Less: Allocation to Participating Securities	(37)	—	(60)	—

Income (Loss) from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$3,427	$(6,897)	$5,136	$(9,500)
Basic/Diluted Per Share (c)	$0.03	$(0.06)	$0.05	$(0.09)

Net Income Available	$4,039	$5,294	$6,521	$554
Less: Allocation to Participating Securities	(43)	(42)	(75)	(78)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$3,996	$5,252	$6,446	$476
Basic/Diluted Per Share (c)	$0.04	$0.05	$0.06	$0.01

Common Dividends/Distributions	$0.1025	$0.0850	$0.2050	$0.1700

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,166,952	$3,150,093
Real Estate and Other Assets Held For Sale, Net	4,058	2,085
Total Assets	2,590,890	2,611,718
Debt	1,382,951	1,284,346
Total Liabilities	1,513,273	1,403,971
Total Equity	$1,077,617	$1,207,747

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus mark-to-market gain on interest rate protection agreements, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, plus or minus straight-line rental income and amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, minus mark-to-market gain on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2014, include all properties owned prior to January 1, 2013 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2013 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended June 30, 2014 and June 30, 2013, NOI was $59,412 and $57,763, respectively; NOI of properties not in the Same Store Pool was $838 and $721, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $601 and $612, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends and redemption of preferred stock) or common dividends declared. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.

d)	A one-time restoration fee is excluded from the calculation of AFFO. The adjustment also reduces building improvements by $833 and $1,222 for the three and six months ended June 30, 2014, respectively.